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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported)    JUNE 15, 2006


                          POLO RALPH LAUREN CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


         001-13057                                    13-2622036
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    (Commission File Number)               (IRS Employer Identification No.)


  650 MADISON AVENUE, NEW YORK, NEW YORK                          10022
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 (Address of Principal Executive Offices)                      (Zip Code)

                                 (212) 318-7000
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ESTABLISHMENT OF PERFORMANCE CRITERIA UNDER THE EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN AND THE 1997 LONG-TERM STOCK INCENTIVE PLAN GRANTS


        On June 15, 2006, the Compensation Committee of the Board of Directors of Polo Ralph Lauren Corporation (the "Company") (i) approved performance measures and goals applicable to the payment of bonuses for the fiscal year ending March 31, 2007 under the Company's Executive Officer Annual Incentive Plan, as amended and restated (the "Cash Plan"), and the vesting of performance vesting restricted stock units granted on that date under the Company's 1997 Long-Term Stock Incentive Plan, as amended and restated (the "Stock Plan"), and
(ii) selected the following executive officers as participants under these plans: Ralph Lauren, Chairman and Chief Executive Officer, Roger N. Farah,
President and Chief Operating Officer, Jackwyn Nemerov, Executive Vice President, Tracey T. Travis, Senior Vice President and Chief Financial Officer, and Mitchell A. Kosh, Senior Vice President, Human Resources and Legal.

        The performance measure selected by the Compensation Committee for the Cash Plan is income before income taxes, and the bonuses payable to the executive officers participating in the Cash Plan, other than Mr. Lauren, are subject to an up to 10% upward or downward adjustment based on Company expense control during fiscal 2007, in each case subject to adjustment to exclude the effect of certain events and transactions as permitted by the Cash Plan. Achievement of the targeted performance goals would result in bonuses for Mr. Lauren, Mr. Farah, Ms. Nemerov, Ms. Travis and Mr. Kosh of $11 million, $1.8 million, $900,000, $312,500 and $300,000, respectively. The maximum bonuses achievable by Mr. Lauren and, subject to the potential up to 10% upward adjustment, Mr. Farah, Ms. Nemerov, Ms. Travis and Mr. Kosh under the Cash Plan if the performance goals are exceeded are $16.5 million, $2.7 million, $1.8 million, $625,000 and $600,000, respectively, with the actual amount paid determined by reference to the amount, if any, by which the performance goals are exceeded.

        The Compensation Committee granted performance vesting restricted stock units with two different performance measures to certain participants in the Stock Plan. For the units vesting in their entirety based on the Company's aggregate performance for the three-fiscal year period ending March 28, 2009 (the "Cliff Vesting Units"), the performance measure selected is net income. For the units vesting in three equal tranches based on the Company's performance in each of the fiscal years in the three-fiscal year period ending March 28, 2009 (the "Pro Rata Units"), the performance measure selected is income before income taxes. The Compensation Committee adopted aggregate net income goals for the three-fiscal year period ending March 28, 2009 for purposes of the Cliff Vesting Units and income before income tax goals for fiscal 2007 for purposes of the Pro Rata Units. In each case, the Company's performance is subject to adjustment to exclude the effect of certain events and transactions as permitted by the Stock Plan.

        Achievement of the targeted net income performance goals for the three-fiscal year period ending on March 28, 2009 would result in the vesting of 187,500, 19,775, 4,720 and 3,690 Cliff Vesting Units granted to Mr. Farah, Ms. Nemerov, Ms. Travis and Mr. Kosh, respectively. The number of shares that may be received in respect of the Cliff Vesting Units granted to Ms. Nemerov, Ms. Travis and Mr. Kosh, if the performance goals are exceeded, may equal to up to 150% of the number of units granted to them. Achievement of the targeted income before income tax goals for each fiscal year in the three year period ending March 28, 2009 would result in the vesting of 7,515, 1,800 and 1,410 Pro Rata Units granted to Ms. Nemerov, Ms. Travis and Mr. Kosh, respectively. Mr. Farah was not granted any Pro Rata Units. Each unit that vests is payable in a share of the Company's Class A Common Stock, par value $0.01.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       POLO RALPH LAUREN CORPORATION



Date:  June 22, 2006                   By: /s/ Mitchell A. Kosh
                                           ------------------------------
                                           Name:  Mitchell A. Kosh
                                           Title: Senior Vice President, Human
                                                  Resources and Legal